Exhibit 99.1

News Release For Immediate Release

Catasys Announces 2020 First Quarter Financial Results

•Record Quarterly Revenue of $12.3 Million in Q1 2020, up 81% Year over Year and up 5% from Q4 2019
•Effective Outreach Pool Increased to 145,000 in Q1 2020, up 202% Year over Year and up 34% from 108,000 at Q4 2019
•Record Quarterly Net Enrollment increase of 1,604 in Q1 2020, up 838% Year over Year, exceeding Company expectations, and increased an additional 1,339 in April 2020
•Record Number of Members Enrolled in the OnTrak Program, Exceeding 10,176; up from 6,996 at Q4 2019
•Company Reiterates 2020 Revenue Guidance of $90 Million
•Company to Host Conference Call at 4:30 pm ET Today

Santa Monica, CA – May 7, 2020 – Catasys, Inc. (NASDAQ: CATS) (“Catasys” or the “Company”), an AI and telehealth enabled, virtualized outpatient healthcare treatment company, today reported its financial results for the first quarter ended March 31, 2020. The Company provides big data-based analytics and predictive identification and engagement capabilities to health plans and their members through its OnTrak™ solution on the Catasys PRE™ (Predict-Recommend-Engage) platform.

Management Commentary

Mr. Terren Peizer, the Company’s Chairman and CEO, stated, “We delivered very strong financial results in the first quarter and continued to expand our relationships with health plans as they recognize Catasys as an innovative leader in the healthcare engagement space focused on behavioral health and chronic disease. Subsequent to the end of the quarter, we achieved record levels of enrolled members to our OnTrak program, now exceeding 10,000 people as of today and surpassing the 25,000 mark since our company’s inception.”

Mr. Peizer continued, “COVID-19 has illuminated many challenges in the healthcare system as the pandemic has increased anxiety and exacerbated mental health struggles for many Americans. Throughout the crisis, the Catasys team has continued to deliver exceptional care and service to our members as we focus acutely on improving member health, saving lives, and lowering the total cost of care.”

Mr. Peizer concluded, “The many operational improvements we’ve instituted and the enhancements we’ve made to our team so far this year have set us up well to support rapid growth through the back half of the year and we remain committed to our guidance of $90.0 million of revenues for 2020. I believe we are incredibly well positioned to capitalize on the opportunities ahead of us as we strive to deliver positive outcomes and tangible results.”

First Quarter 2020 Results:
•Revenue for the first quarter of 2020 was $12.3 million, representing an 81% increase compared to the same period in 2019 and a 5% increase from the prior quarter.
•Operating loss for the first quarter of 2020 was ($6.0) million, yielding an operating loss margin of (49%), compared to an operating loss of ($2.5) million for the same period in 2019, yielding an operating loss margin of (37%).
•Adjusted EBITDA for the first quarter of 2020 was ($3.6) million compared to Adjusted EBITDA of ($1.5) million for the same period in 2019.
•Net loss for the first quarter of 2020 was ($7.6) million, or a ($0.45) diluted net loss per share, compared to net loss of ($2.9) million, or a ($0.18) diluted net loss per share for the same period in 2019.

•Non-GAAP net loss for the first quarter of 2020 was ($5.3) million, or a ($0.32) diluted net loss per share, compared to non-GAAP net loss of ($1.9) million, or a ($0.12) diluted net loss per share for the same period in 2019.

2020 First Quarter and Recent Operating Highlights

•The increase in net enrolled members of 1,604 in Q1 2020 was ahead of Company expectations and impacted by seasonal disenrollments associated with members changing health plans. The continued increase in net enrolled members of 1,339 in the first month of Q2 2020 benefited from higher than expected gross enrollments coupled with lower than expected disenrollments during the month, which demonstrates the positive impact our OnTrak program can have to members in periods when external factors can trigger or exacerbate mental health disorders.
•Effective Outreach Pool increased to 145,000, representing a 202% increase year over year and an increase of 34% from Q4 2019.
•In January 2020, Catasys expanded its OnTrak-A solution with a leading national health plan into California.
•In March 2020, Catasys expanded its OnTrak-A solution with a leading national health plan into Colorado, Washington D.C., Virginia and Louisiana.
•In April 2020, Catasys announced the expansion of its OnTrak-A solution with a leading national health plan into Indiana, Wisconsin, Kentucky and Arkansas.
•With these expansions, OnTrak is now available in 30 states, as well as the nation’s capital, and additional expansions are expected in the remainder of 2020.
•We continue to hire front line employees in line with our enrollment increases to be able to continue to sustain the growth rate into the future.
•Mr. Brandon H. LaVerne joined Catasys as Chief Financial Officer, bringing over 26 years of financial experience, including most recently serving for 12 years as Chief Financial Officer for PCM, Inc., a $2.2 billion technology solutions provider.

Financial Outlook

The following outlook is based on information available as of the date of this press release and is subject to change in the future. This outlook solely represents existing and planned enrollment launches, and program expansions with current health plan partners.

For the year ending December 31, 2020, the Company provides the following outlook:
•Revenues of at least $90 million in 2020, representing year-over-year growth of 156% from revenues for 2019.

Conference Call – Thursday, May 7, 2020 – 4:30 pm ET

The Company will also host a conference call/webcast that same day at 4:30 pm ET/1:30 pm PT.

Investors, analysts, employees and the general public are invited to listen to the conference call via:

Conference Call
833-954-1830 (domestic) or 862-298-9413

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Webcast
https://event.on24.com/wcc/r/2326353/0F9ABAD5B2C48DE230D39D068B75CFF0

Those who are unable to attend the conference call live can use the following information to hear a replay version:

Conference ID#:	3269835
Conference Call Replay:	800-585-8367 (domestic) or 404-537-3406 (international)
Expiration Date:	5/14/2020

About Catasys, Inc.
Catasys, Inc. is a leading AI and technology-enabled healthcare company whose mission is to help improve the health and save the lives of as many people as possible. Its Catasys PRE™ (Predict-Recommend-Engage) platform predicts people whose chronic disease will improve with behavior change, recommends effective care pathways that people are willing to follow, and engages people who aren’t getting the care they need. By combining predictive analytics with human engagement, Catasys delivers improved member health and validated outcomes and savings to healthcare payers.

Catasys’ integrated, technology-enabled OnTrak solution, a critical component of the Catasys PRE platform, is designed to treat members with behavioral conditions that cause or exacerbate chronic medical conditions such as diabetes, hypertension, coronary artery disease, COPD, and congestive heart failure, which result in high medical costs.

Catasys has a unique ability to engage these members, who do not otherwise seek behavioral healthcare, leveraging proprietary enrollment capabilities built on deep insights into the drivers of care avoidance.

OnTrak integrates evidence-based psychosocial and medical interventions delivered either in-person or via telehealth, along with care coaching and in-market Community Care Coordinators who address the social and environmental determinants of health, including loneliness. The program improves member health and delivers validated cost savings to healthcare payers of more than 50 percent for enrolled members. OnTrak is available to members of leading national and regional health plans in 30 states and in Washington, D.C.

Learn more at www.catasys.com.

Forward-Looking Statements
Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations, limited operating history, our inability to execute our business plan, increase our revenue and achieve profitability, lower than anticipated eligible members under our contracts, our inability to recognize revenue, lack of outcomes and statistically significant formal research studies, difficulty enrolling new members and maintaining existing members in our programs, the risk that treatment programs might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the health care industry, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, our ability to raise additional capital when needed and our liquidity. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plan," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Non-GAAP Financial Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures. The non-GAAP financial measure include EBITDA, Adjusted EBITDA, non-GAAP Net Loss and non-GAAP net loss per share which are not U.S. GAAP financial measures to clarify and enhance an understanding of past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

EBITDA consists of net loss before interest, taxes, depreciation and amortization. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization and stock based compensation. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

Non-GAAP net loss consists of net loss adjusted for stock based compensation and debt issuance write-off. Non-GAAP net loss per share consists of loss per share adjusted for non-GAAP net loss. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

We believe the above financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA, Adjusted EBITDA, non-GAAP net loss may vary from that of others in our industry. Neither EBITDA, Adjusted EBITDA nor non-GAAP net loss should be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Contacts

For Investors:
Catasys, Inc.

Ariel Davis
Phone: 310-444-4346
Email:  ariel@catasys.com

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CATASYS, INC.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2020	2019
Revenue	$12,338	$6,811
Cost of revenue	7,233	3,027
Gross profit	5,105	3,784

Operating expenses	11,109	6,299
Operating loss	(6,004)	(2,515)

Other income (expense)	62	(85)
Interest expense	(1,653)	(321)
Net loss	$(7,595)	$(2,921)

Net loss per share, basic and diluted	$(0.45)	$(0.18)

Weighted-average shares outstanding, basic and diluted	16,693	16,198

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CATASYS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2020	December 31, 2019
Assets	(unaudited)
Current assets:
Cash and restricted cash	$12,001	$13,610
Receivables, net	2,982	3,615
Unbilled receivables	2,719	2,093
Deferred costs	847	341
Prepaid expenses and other current assets	986	733
Total current assets	19,535	20,392
Long-term assets:
Property and equipment, net	142	150
Restricted cash, long-term	408	408
Deferred costs, long-term	156	112
Right-of-use assets	2,646	2,793
Total assets	$22,887	$23,855

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$1,734	$1,385
Accrued compensation and benefits	2,816	3,640
Deferred revenue	6,710	5,803
Current portion of lease liabilities	533	519
Other accrued liabilities	2,739	2,060
Warrant liabilities	627	691
Total current liabilities	15,159	14,098
Long-term liabilities:
Long-term debt, net	33,250	31,597
Long-term lease liabilities	1,931	2,069
Total liabilities	50,340	47,764

Stockholders' deficit:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 500,000,000 shares authorized; 16,876,581 and 16,616,165 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	2	2
Additional paid-in capital	311,454	307,403
Accumulated deficit	(338,909)	(331,314)
Total stockholders' deficit	(27,453)	(23,909)
Total liabilities and stockholders' deficit	$22,887	$23,855

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CATASYS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the three months Ended March 31,
	2020	2019
Cash flows used in operating activities
Net loss	$(7,595)	$(2,921)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	2,272	1,024
Depreciation	23	38
Amortization	347	100
Change in fair value of warrants	(64)	91
Deferred rent	—	(26)
Changes in operating assets and liabilities:
Accounts payable	349	322
Leases liabilities	(88)	—
Other accrued liabilities	(145)	(261)
Prepaid and other current assets	(612)	(6)
Deferred revenue	907	(501)
Receivables	633	(2,219)
Unbilled receivables	(626)	—
Net cash used in operating activities	(4,599)	(4,359)

Cash flows used in investing activities
Purchases of property and equipment	(14)	—
Net cash used in investing activities	(14)	—

Cash flows provided by financing activities
Proceeds from revolving loan	—	2,500
Proceeds from 2024 Notes	1,453	—
Debt issuance costs	—	(105)
Proceeds from warrant exercise	20	100
Proceeds from options exercise	1,567	—
Capital lease obligations	(36)	(2)
Net cash provided by financing activities	3,004	2,493

Net decrease in cash and restricted cash	(1,609)	(1,866)

Cash and restricted cash at beginning of period	14,018	3,570
Cash and restricted cash at end of period	$12,409	$1,704

Supplemental disclosure of cash flow information:
Interest paid	$—	$192
Financing and investing activities:
Reclassification of warrant liability to equity upon adoption of ASU 2017-11	$—	$86
Warrants issued in connection with revolving loan	—	461
Stock options exercised in transit	192	—

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May 7, 2020

CATASYS, INC.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)

Reconciliation of Operating Loss to Adjusted EBITDA

	For the Three Months Ended December 31,
	2020	2019
Operating Loss	$(6,004)	$(2,515)
Depreciation	23	38
Amortization	147	—
EBITDA	(5,834)	(2,477)
Stock-based compensation	2,272	1,024
Adjusted EBITDA	$(3,562)	$(1,453)
Adjusted EBITDA Margin	(29)%	(21)%
Non-GAAP weighted-average common shares outstanding, diluted	16,590	$16,091

Reconciliation of Net Loss to Non-GAAP Net Loss and Net Loss per Share to Non-GAAP Net Loss per Share

	For the Three Months Ended March 31,
	2020	2019
Net loss	$(7,595)	$(2,921)
Stock-based compensation	2,272	1,024
Write off debt issuance costs	—	—
Non-GAAP net loss	$(5,323)	$(1,897)
Non-GAAP basic and diluted net loss per share	$(0.32)	$(0.12)
Weighted-average common shares outstanding, basic and diluted	16,693	16,198
Non-GAAP weighted-average common shares outstanding, diluted	16,590	$16,091